AMENDMENT TO “B” WARRANT NO.: CCP-001

  THIS AMENDMENT AGREEMENT (the “Amendment”) is entered into as of December 29, 2006, between NEOMEDIA TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and CORNELL CAPITAL PARTNERS, LP a Delaware limited partnership (the “Holder”).

  WHEREAS, the Company issued to the Holder on August 24, 2006, 2006 a certain “B” warrant No.: CCP-001 to purchase 50,000,000 shares of the Company’s Common Stock at an exercise price of $0.25 (the “Warrant”); and

  WHEREAS, the parties wish to amend the Warrant as set forth below.

  NOW, THEREFORE, it is agreed:

I.        Amendments.

A.	Section 1(b)(xv) “Warrant Exercise Price”: Section 1(b)(xv) of the Warrant is hereby deleted in its entirety and the following language shall replace said Section 1(b)(xv):

Section 1(b)(xv) “Warrant Exercise Price” shall be Four Cents ($0.04) or as subsequently adjusted as provided in Section 8 hereof.

B.	Section 2(g) “Forced Exercise”: Section 2(g) of the Warrant is hereby deleted in its entirety and the following language shall replace said Section 2(g):

Section 2(g) “Forced Exercise”. Provided that the shares issuable upon exercise this Warrant are registered pursuant to an effective registration statement, the Company at its option shall have the right at any time commencing on the date hereof if the Company’s Closing Bid Price as quoted by Bloomberg, LP is equal to or greater than Fourteen Cents ($0.14) for ten (10) consecutive Trading Days, to on such tenth (10th) day provide written notice to the Holder (the “Forced Exercise Notice”) providing the Holder twenty (20) calendar days from the day following receipt of the Forced Exercise Notice, to exercise this Warrant in whole at the then applicable Exercise Price (“Forced Exercise Period”). Provided however in the event that the Closing Bid Price of the Company’s Common Stock during the Forced Exercise Period is equal to or lower than the applicable Warrant Exercise Price the Holder shall not be forced to exercise this Warrant, in whole or in part, as provided for herein.

C.	The following language shall be inserted as Section 2(h):

Section 2(h) “Redemption”. For a period of six (6) months from the date hereof, and provided that the shares underlying the Warrant are subject to an effective registration statement, the Company shall have the right to redeem the Warrant on a cashless basis at an effective price of Twelve Cents ($0.12).

II.      Miscellaneous.

A.	Except as provided hereinabove, all of the terms and conditions contained in the Warrant shall remain unchanged and in full force and effect.

B.	This Amendment is made pursuant to and in accordance with the terms and conditions of the Warrant.

C.	All capitalized but not defined terms used herein shall have those meanings ascribed to them in the Warrant.

D.	All provisions in the Warrant and any amendments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.

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  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ David A. Dodge
Name: David A. Dodge
Title: Chief Financial Officer

CORNELL CAPITAL PARTNERS, LP
By:	Yorkville Advisors LLC
Its:	General Partner

By:	/s/ Mark Angelo
Name Mark Angelo
Title: President & Portfolio Manager